Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alejandro R. San Miguel, Simon White and Leslie J. Schreyer, and each of them singly, true and lawful attorneys-in-fact and agents, with full power to them (including the full power of substitution and resubstitution), to sign for him and in his name, place and stead, in the capacity or capacities set forth below, (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to be filed by GLG Partners, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (2) any amendments to the foregoing Annual Report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Noam Gottesman Noam Gottesman	Chairman of the Board and Co-Chief Executive Officer (Co-Principal Executive Officer)	March 3, 2008

/s/ Emmanuel Roman Emmanuel Roman	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	March 3, 2008

/s/ Ian Ashken Ian Ashken	Director	March 3, 2008

/s/ Nicolas Berggruen Nicolas Berggruen	Director	March 3, 2008

/s/ Martin E. Franklin Martin E. Franklin	Director	March 3, 2008

/s/ James N. Hauslein James N. Hauslein	Director	March 3, 2008

/s/ William P. Lauder William P. Lauder	Director	March 3, 2008

Paul Myners	Director	, 2008

/s/ Peter A. Weinberg Peter A. Weinberg	Director	March 3, 2008

/s/ Simon White Simon White	Chief Financial Officer	March 3, 2008